UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
MAY 27, 2005

Commission File Number: 000-18053

LASERSCOPE

(Exact name of Registrant as specified in its charter)

CALIFORNIA	77-0049527
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3070 ORCHARD DRIVE
SAN JOSE, CA 95134-2011
(Address of principal executive offices)

(408) 943-0636
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2005, Laserscope, a California corporation (the “Company”) announced that the Company and McKesson Medical-Surgical Inc. (“McKesson”) had agreed to amend the parties’ original distribution agreement, which provided McKesson exclusive rights to distribute Laserscope’s core aesthetic laser products in the United States. The amendment to the distribution agreement makes McKesson’s distribution rights non-exclusive, extends the term of the distribution agreement for an additional five years (subject to the pre-existing termination provisions), increases the suite of products covered by the distribution agreement to include the Company’s new Solis™ intense pulse light device and certain future light-based aesthetic treatment devices, and makes changes related to transfer pricing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of Laserscope dated May 31, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASERSCOPE (Registrant)
Date: June 3, 2005	By:	/s/ Peter Hadrovic
Peter Hadrovic
Vice President, Legal Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 31, 2005